THE SHAW GROUP INC.®
GREATER THAN 50% OWNED
SUBSIDIARIES
(Updated as of October 10, 2006)
Exhibit 21.01
1.	ACL Piping, Inc.

2.	Aiton & Co Limited

3.	American Plastic Pipe and Supply, L.L.C.

4.	Arlington Avenue E Venture, LLC

5.	Associated Valve, Inc.

6.	Badger® Technologies, L.L.C.

7.	Badger® Technology Holdings, L.L.C.

8.	Benicia North Gateway II, L.L.C.

9.	B.F. Shaw, Inc.

10.	Camden Road Venture, LLC

11.	C.B.P. Engineering Corp.

12.	Chimento Wetlands, L.L.C.

13.	Coastal Estuary Services, L.L.C.

14.	Cojafex B.V.

15.	Eagle Industries, Inc.

16.	EDS Equipment Company, LLC

17.	EDS Puerto Rico, Inc.

18.	EMCON/OWT, Inc.

19.	Envirogen, Inc.

20.	Field Services Canada Inc.

21.	Field Services, Inc.

22.	GBB International, LLC

23.	GBB Maintenance Company, Inc.

24.	Gottlieb, Barnett & Bridges, LLC

25.	Great Southwest Parkway Venture, LLC

26.	Gulf Coast Equipment Rental, Inc.

27.	HL Newhall II, L.L.C.

28.	Holdings Manufacturas Shaw South America, C.A.

29.	Hydro Power Solutions LLC

30.	Integrated Site Solutions, L.L.C.

31.	International Consultants, L.L.C. (f/k/a SWINC Acquisition Five, L.L.C.)

32.	IT Holdings Canada, Inc.

33.	Jernee Mill Road, L.L.C.

34.	Kato Road II, L.L.C.

35.	KIP I, L.L.C.

36.	LandBank Baker, L.L.C.

37.	LandBank Properties, L.L.C.

38.	LFG Specialties, L.L.C.

39.	Lone Star Fabricators, Inc.

40.	Manufacturas Shaw South America, C.A.

41.	Millstone River Wetland Services, L.L.C.

42.	MWR, Inc.

43.	Norwood Venture I, L.L.C.

44.	Nuclear Energy Holdings, L.L.C.

45.	Nuclear Technology Solutions, L.L.C.

46.	Otay Mesa Ventures II, L.L.C.

47.	Pacific Support Group LLC

48.	Pike Properties I, Inc. (Formerly, SAON Properties, Inc.)

49.	Pike Properties II, Inc. (Formerly, Secorp, Inc.)

50.	Pipework Engineering and Developments Limited

51.	Plattsburg Venture, L.L.C.

52.	Power Technologies Asia-Pacific Sdn. Bhd.

53.	Prospect Industries (Holdings), Inc.

54.	PT Stone & Webster Indonesia

55.	Raritan Venture I, L.L.C.

56.	S C Woods, L.L.C.

57.	SELS Administrative Services, L.L.C.

58.	Shaw-ABMB, L.L.C.

59.	Shaw A/DE, Inc.

60.	Shaw Aiton Australia Pty Limited

61.	Shaw Alaska, Inc.

62.	Shaw Alloy Piping Products, Inc.

63.	Shaw Americas, L.L.C.

64.	Shaw Beale Housing, L.L.C.

65.	Shaw Beneco, Inc.

66.	Shaw California, L.L.C.

67.	Shaw Capital, Inc.

68.	Shaw Capital (Nevada), Inc.

69.	Shaw CENTCOM Services, L.L.C.

70.	Shaw CMS, Inc.

71.	Shaw Coastal, Inc.

72.	Shaw Connex, Inc.

73.	Shaw Constructors, Inc.

74.	Shaw Dunn Limited

75.	Shaw E & I International Ltd.

76.	Shaw E & I Investment Holdings, Inc.

77.	Shaw Energy Delivery Services, Inc.

78.	Shaw Energy Services, Inc.

79.	Shaw Environmental, Inc.

80.	Shaw Environmental International, Inc.

81.	Shaw Environmental & Infrastructure, Inc.

82.	Shaw Environmental & Infrastructure Massachusetts, Inc.

83.	Shaw Environmental Liability Solutions, L.L.C.

84.	Shaw Europe, Inc. (f/k/a Shaw E & I Russia, Inc.)

85.	Shaw Export Company, S. de R. L. de C.V.

86.	Shaw Fabricators, Inc.

87.	Shaw Facilities, Inc.

88.	Shaw Field Services, Inc.

89.	Shaw Fronek Company (FCI), Inc.

90.	Shaw Fronek Power Services, Inc.

91.	Shaw Ft. Leonard Wood Housing, L.L.C.

92.	Shaw Global, L.L.C.

93.	Shaw Global Energy Services, Inc.

94.	Shaw Group Australia Pty Limited

95.	Shaw Group UK Holdings

96.	Shaw Group UK International Services Ltd.

97.	Shaw Group UK Limited

98.	Shaw GRP of California

99.	Shaw Hanscom Housing, L.L.C.

100.	Shaw Heat Treating Service, C.A.

101.	Shaw Home Louisiana, Inc.

102.	Shaw Industrial Supply Co., Inc.

103.	Shaw Infrastructure, Inc.

104.	Shaw Intellectual Property Holdings, Inc.

105.	Shaw International, Inc.

106.	Shaw International, Ltd. (Formerly, Shaw Caribbean (Cayman), Ltd.)

107.	Shaw International Management Services One, Inc.

108.	Shaw International Management Services Two, Inc.

109.	Shaw JV Holdings, L.L.C.

110.	Shaw Lancas, C.A.

111.	Shaw Liquid Solutions LLC

112.	Shaw Little Rock Housing, L.L.C.

113.	Shaw Maintenance, Inc.

114.	Shaw Managed Services, Inc.

115.	Shaw Management Services One, Inc.

116.	Shaw Manufacturing and Services, Inc.

117.	Shaw Manpower, S. de R.L. de C.V.

118.	Shaw Mexican Holdings, S. de R.L. de C.V.

119.	Shaw Mexico, L.L.C.

120.	Shaw Morgan City Terminal, Inc.

121.	Shaw NAPTech, Inc.

122.	Shaw Northeast Housing, L.L.C.

123.	Shaw Northwest Housing, L.L.C.

124.	Shaw Nuclear Energy Holdings (UK), Inc.

125.	Shaw Nuclear Energy Holdings (US), Inc.

126.	Shaw Overseas (Far East) Ltd.

127.	Shaw Overseas (Middle East) Ltd.

128.	Shaw Pipe Shields, Inc.

129.	Shaw Pipe Supports, Inc.

130.	Shaw Power Delivery Systems, Inc.

131.	Shaw Power Services Group, L.L.C.

132.	Shaw Power Services, Inc.

133.	Shaw Power Technologies, Inc.™ (formerly Power Technologies, Inc.®)

134.	Shaw Power Technologies International Limited™

135.	Shaw Process and Industrial Group, Inc.

136.	Shaw Process Fabricators, Inc.

137.	Shaw Project Services Group, Inc.

138.	Shaw Property Holdings, Inc.

139.	Shaw Remediation Services, L.L.C.

140.	Shaw-Robotic Environmental Services, L.L.C.

141.	Shaw Services, L.L.C.

142.	Shaw SSS Fabricators, Inc.

143.	Shaw Stone & Webster Arabia Co., Ltd.

144.	Shaw Stone & Webster Puerto Rico, Inc.

145.	Shaw Sunland Fabricators, Inc.

146.	Shaw Trading FSC, Ltd.

147.	Shaw Transmission & Distribution Services, Inc. (formerly, Shaw Management Services Six, Inc.)

148.	Shaw Tulsa Fabricators, Inc. (f/k/a Shaw Word Industries Fabricators, Inc.)

149.	Shaw Waste Solutions, LLC

150.	So-Glen Gas Co., LLC

151.	Stone & Webster Asia, Inc.

152.	Stone & Webster Canada Holding One (N.S.), ULC

153.	Stone & Webster Canada Holding Two, Inc.

154.	Stone & Webster Canada L.P.

155.	Stone & Webster Construction, Inc.

156.	Stone & Webster Construction Services, L.L.C.

157.	Stone & Webster Consultants Limited

158.	Stone & Webster Engineering Projects Private Limited

159.	Stone & Webster Engineering Services Sdn. Bdh.

160.	Stone & Webster Holding One, Inc.

161.	Stone & Webster Holding Two, Inc.

162.	Stone & Webster, Inc.

163.	Stone & Webster Insaat ve Muhendislik Limited Sirketi

164.	Stone & Webster International B.V.

165.	Stone & Webster International, Inc.

166.	Stone & Webster International Holdings, Inc.

167.	Stone & Webster — JSC Management Consultants, Inc.

168.	Stone & Webster Limited

169.	Stone & Webster Management Consultants, Inc.

170.	Stone & Webster Massachusetts, Inc.

171.	Stone & Webster Michigan, Inc.

172.	Stone & Webster Purchasing, Inc.

173.	Stone & Webster Process Technologies B.V.

174.	Stone & Webster Process Technology, Inc.

175.	Stone & Webster Services, L.L.C.

176.	Sugar Acquisition (NVDIP), Inc.

177.	The LandBank Group, Inc.

178.	The Shaw Group Inc. Political Action Committee, Inc.

179.	The Shaw Group International Inc.

180.	The Shaw Group UK Pension Plan Limited

181.	The Shaw Group UK 1997 Pension Scheme Limited

182.	The Shaw Group UK 2001 Pension Plan Limited

183.	Whessoe Piping Systems Limited

184.	Whippany Venture I, L.L.C.

185.	Worldwide Industrial Constructors, Inc.